Exhibit 5.1

December 1, 2017

Celsion Corporation 997 Lenox Drive, Suite 100 Lawrenceville, NJ 08648

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1, File No. 333-221543, filed by Celsion Corporation, a Delaware corporation (the “Company”), on November 14, 2017 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Pre-Effective Amendment No. 1 filed with the SEC on November 22, 2017 and by Pre-Effective Amendment No. 2 filed with the SEC on the date hereof (as amended, the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of (i) 1,166,250 shares (the “Investor Warrant Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), that may be initially issued upon the exercise of certain outstanding common stock purchase warrants issued by the Company on October 4, 2017 (the “Investor Warrants”), (ii) 66,000 shares (the “Representative Warrant Shares” and, together with the Investor Warrant Shares, the “Warrant Shares”) of Common Stock that may be initially issued upon the exercise of Warrants issued by the Company on October 31, 2017 (the “Representative Warrants” and, together with the Investor Warrants, the “Warrants”) and (iii) 82,193 shares of Common Stock issued in connection with a private placement (the “Private Placement Shares” and, together with the Warrant Shares, the “Registerable Shares”). The Registerable Shares may be offered and sold by the selling stockholders referenced in the prospectus, as amended or supplemented from time to time, which is a part of the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

1.	Sidley Austin (CA) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Celsion Corporation

December 1, 2017

We have examined and relied upon copies of the Registration Statement, the Company’s certificate of incorporation, as amended, as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s amended and restated bylaws, as in effect on the date hereof (the “Bylaws”), the form of the Warrants and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the Warrants and the Registerable Shares by the Company (the “Resolutions”). We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.	The Private Placement Shares are validly issued, fully paid and non-assessable.

2.

The Warrant Shares will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments) has become effective under the Securities Act and (ii) certificates representing the Warrant Shares shall have been duly executed, countersigned and registered and duly delivered and paid for upon exercise of the applicable Warrants in accordance with their terms or, if the Warrant Shares being issued are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Warrant Shares to the purchasers thereof against payment of the exercise price of the applicable Warrants.

For purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each Warrant Share, the Certificate of Incorporation, the Bylaws, the Resolutions and each applicable Warrant will not have been modified or amended and will be in full force and effect, that the consideration paid for each Warrant Share will not be less than the par value thereof and that there will be a sufficient number of shares of Common Stock authorized and then available for issuance under the Certificate of Incorporation.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

Celsion Corporation

December 1, 2017

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our Firm include in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP